Exhibit 99.1

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PALOMAR ENTERPRISES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is hereby amended in its entirety to read as follows:

The name of the corporation shall be:

ANGEL ACQUISITION CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  8,950,098,268 common shares.

4. Effective date of filing (optional):  04/21/2008.

5. Officer Signature:  /s/ Brent Fouch

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

This form must be accompanied by appropriate fees. Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07
ROSS MILLER
Secretary of State
(775) 684 5708
Website: secretaryofstate.biz
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299